Exhibit 99.1

Ameresco Reports Fourth Quarter and Full Year 2024 Financial Results

FY24 Total Revenue Growth of 29%
Total Project Backlog up 24% Y/Y to $4.8 billion
Record Q4 Contract Conversions of $1.1 billion Drives Y/Y Contracted Backlog up 92%
Record 241 MWe Energy Assets Placed in Operation During 2024

Full Year and Fourth Quarter 2024 Financial Highlights:
•Revenues of $1,769.9 million and $532.7 million
•Net income attributable to common shareholders of $56.8 million and $37.1 million
•GAAP EPS of $1.07 and $0.70
•Non-GAAP EPS of $1.20 and $0.88
•Adjusted EBITDA of $225.3 million and $87.2 million

FRAMINGHAM, MA - February 27, 2025 – Ameresco, Inc. (NYSE: AMRC), a leading energy solutions provider dedicated to helping customers navigate the energy transition, today announced financial results for the fiscal quarter ended December 31, 2024. The Company also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information, which includes Non-GAAP financial measures, has been posted to the “Investors” section of the Company’s website at www.ameresco.com. Reconciliations of Non-GAAP measures to the appropriate GAAP measures are included herein. All financial result comparisons made are against the prior year period unless otherwise noted.

CEO George Sakellaris commented, “The fourth quarter represented a strong and resilient finish to an excellent year for Ameresco. Our team continued to deliver solid results in a dynamic business environment while positioning the Company for future growth and adding to our multi-year visibility. Our record revenue performance was driven by growth across our business lines, reflecting robust demand for cost effective projects that provide energy savings and resilience. This was also a record quarter in project contract conversions with over $1 billion, bringing our contracted project backlog to over $2.5 billion at year-end, approximately twice 2023 levels. We also placed a record 241 MWe of energy assets into service during the year. These accomplishments have added considerably to our total multiyear revenue visibility which now stands at almost $10 billion. During the quarter, we also successfully divested our AEG business unit allowing us to remain focused on our core businesses and the exciting growth opportunities within our target markets.”

Fourth Quarter Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

(in millions)	Q4 2024			Q4 2023
	Revenue	Net Income (1)	Adj. EBITDA	Revenue	Net Income (1)	Adj. EBITDA
Projects	$418.3	$0.4	$13.7	$346.5	$27.2	$26.3
Energy Assets	$57.6	$8.9	$31.1	$43.9	$1.3	$23.3
O&M	$26.5	$1.7	$2.6	$24.4	$4.1	$3.4
Other	$30.2	$26.2	$39.8	$26.6	$1.1	$1.9
Total (2)	$532.7	$37.1	$87.2	$441.4	$33.7	$54.9

(1) Net Income represents net income attributable to common shareholders
(2) Numbers in table may not sum due to rounding.

Total revenue increased 20.7% to $532.7 million, with growth across all four of our business lines. Projects revenue grew 20.7% to $418.3 million, driven by our focus on project execution and the conversion of our awarded backlog to contracts. Energy Assets revenue increased 31.2% to $57.6 million, on the strength of record growth in assets placed in service. O&M revenue increased 8.6% to $26.5 million reflecting a solid attachment rate to our growing projects business. Other revenue increased 13.7% to $30.2 million. Gross margin of 12.5% for the quarter was significantly lower than expected. Unanticipated cost overruns on two of our large-scale legacy projects, negatively impacted gross profit by approximately $20 million, or 400 basis points. Operating income of $44.6 million, included a gain recognized on the sale of our AEG business unit of approximately $38.0 million, was partially offset by non-cash impairment charges of approximately $12.0 million taken on certain energy assets and higher depreciation expenses of $8.0 million. Interest and other expenses, net was $23.4 million, representing an increase of 45.7%. We continued to take advantage of clean energy tax incentives, resulting in an effective tax rate benefit of (58.9)% compared to a benefit of (67.0)% in 2023. Net income attributable to common shareholders was $37.1 million, increasing by 14.6%. Adjusted EBITDA of $87.2 million, increased 58.7%.

Balance Sheet and Cash Flow Metrics

($ in millions)	December 31, 2024
Total Corporate Debt (1)	$243.1
Corporate Debt Leverage Ratio (2)	3.2x

Total Energy Asset Debt (3)	$1,390.2
Energy Asset Book Value (4)	$1,915.3
Energy Debt Advance Rate (5)	73%

Q4 Cash Flows from Operating Activities	$18.4
Plus: Q4 Proceeds from Federal ESPC Projects	$35.4
Equals: Q4 Adjusted Cash from Operations	$53.8

8-quarter rolling average Cash Flows from Operating Activities	$6.0
Plus: 8-quarter rolling average Proceeds from Federal ESPC Projects	$39.9
Equals: 8-quarter rolling average Adjusted Cash from Operations	$45.8

(1) Subordinated debt, term loans, and drawn amounts on the revolving line of credit, net of debt discount and issuance costs
(2) Debt to EBITDA, as calculated under our Sr. Secured Credit Facility
(3) Term loans, sale-leasebacks and construction loan project financings for our Energy Assets in operations and in-construction and development
(4) Book Value of our Energy Assets in operations and in-construction and development
(5) Total Energy Asset Debt divided by Energy Asset Book Value

The Company ended 2024 with $108.5 million in cash. During the fourth quarter the Company executed the planned, strategic divestiture of our energy technology and advisory services business, AEG, which resulted in significant cash proceeds and a higher than expected gain of approximately $38.0 million. The Company used the net cash proceeds from the sale to pay down its corporate term loan, resulting in an improvement in the corporate debt leverage ratio as of December 31, 2024. Our total corporate debt including our subordinated debt, term loans and drawn amounts on our revolving line of credit declined to $243.1 million from $272.5 million. Subsequent to the year-end, we extended and increased this facility, providing further financial flexibility and increased capacity to help fund our growth. During the fourth quarter we successfully executed approximately $237.0 million in project financing commitments to help fund our Energy Asset business. Our Energy Asset Debt was $1.4 billion with an Energy Debt Advance rate of 73% on the Energy Asset Book Value. Our Adjusted Cash from Operations during the quarter was $53.8 million. Our 8-quarter rolling average Adjusted Cash from Operations was $45.8 million.

Project and Asset Highlights

($ in millions)	At December 31, 2024
Awarded Project Backlog (1)	$2,274
Contracted Project Backlog	$2,544
Total Project Backlog	$4,818
12-month Contracted Backlog (2)	$1,146

O&M Revenue Backlog	$1,378
Energy Asset Visibility (3)	$3,325
Operating Energy Assets	731 MWe
Ameresco's Net Assets in Development (4)	637 MWe

(1) Customer contracts that have not been signed yet
(2) We define our 12-month backlog as the estimated amount of revenues that we expect to recognize in the next twelve months from our fully-contracted backlog
(3) Estimated contracted revenue and incentives during PPA period plus estimated additional revenue from operating RNG assets over a 20-year period, assuming RINs at $1.50/gallon and brown gas at $3.50/MMBtu with $3.00/MMBtu for LCFS on certain projects

(4) Net MWe capacity includes only our share of any jointly owned assets

•Ameresco brought 31 MWe of Energy Assets into operation, including the 15.6 MWe Roxana RNG plant.
•Ameresco’s Assets in Development increased 48 MWe during the quarter to 637 MWe with the addition of a number of large battery and PV assets.
•The Southern California Edison projects continue to progress and we expect them to be finalized this year.

Summary and Outlook

“Entering 2025, Ameresco is well-positioned for continued long term profitable growth even in an evolving industry and political landscape. While we expect continued growth in our recurring energy assets and O&M businesses, our projects business, and specifically our federal projects, will be impacted as the new administration determines which projects align with its funding priorities. We expect there to be continued long-term demand for our budget-neutral, cost-saving solutions as energy demand and prices continue to increase. We also expect the growing need for resilient, reliable power and infrastructure upgrades to drive the continued growth of our energy solutions as these drivers align with the new administration's priorities. Additionally, we foresee growing contributions from our European business, with renewable projects driven by decarbonization and net-zero commitments. These critical market drivers and our proven tailored solutions will continue to bolster our status as a leading global market player.”

Given the current unpredictable political and regulatory environment, we have evaluated our federal government exposure in our 2025 guidance. We are guiding revenue of $1.9 billion and adjusted EBITDA $235 million at the midpoints of our ranges. We have reviewed risks related to project cancellations, pauses and re-scopes and factored that into our guidance. However, if these factors last longer than anticipated, our earnings could be impacted.

We anticipate placing approximately 100-120 MWe of energy assets in service, including 1-2 RNG plants. Our expected capex is $350 million to $400 million, the majority of which we expect to fund with additional energy asset debt, tax equity or tax credit sales.

We anticipate that first quarter revenue and Adjusted EBITDA will be similar to Q1 last year. Because the first quarter is our seasonally lowest revenue quarter, and due to the generally linear nature of depreciation and interest expenses, we expect to have negative EPS. With respect to the cadence of revenue, we expect revenues in the second half of the year to represent approximately 60% of our total revenue for 2025. This is consistent with our performance from the past couple of years.

Our 2025 guidance does not include the potential impact of a change in accounting principle related to sale-leaseback arrangements that is currently being assessed. If implemented, this change could result in lower annual interest and other expenses with an estimated impact of approximately $20 million in 2025.

FY 2025 Guidance Ranges
Revenue	$1.85 billion	$1.95 billion
Gross Margin	15.5%	16.0%
Adjusted EBITDA	$225 million	$245 million
Depreciation & Amortization	$103 million	$105 million
Interest Expense & Other	$85 million	$90 million
Effective Tax Rate	(50)%	(35)%
Income Attributable to Non-Controlling Interest	($5) million	($8) million
Non-GAAP EPS	$0.70	$0.90
The Company’s Adjusted EBITDA and Non-GAAP EPS guidance excludes the potential impact of redeemable non-controlling interest activity, one-time charges, energy asset and goodwill impairment charges, changes in contingent consideration, restructuring activities, as well as any related tax impact.

Conference Call/Webcast Information
The Company will host a conference call today at 4:30 p.m. ET to discuss fourth quarter 2024 financial results, business and financial outlook, and other business highlights. To participate on the day of the call, dial 1-888-596-4144, or internationally 1-646-968-2525, and enter the conference ID: 4966851, approximately 10 minutes before the call. A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investors” section of the Company’s website at www.ameresco.com. If you are unable to listen to the live call, an archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, Non- GAAP EPS, Non-GAAP net income and adjusted cash from operations, which are Non-GAAP financial measures. For a description of these Non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these Non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading energy solutions provider dedicated to helping customers reduce costs, enhance resilience, and decarbonize to net zero in the global energy transition. Our comprehensive portfolio includes implementing smart energy efficiency solutions, upgrading aging infrastructure, and developing, constructing, and operating distributed energy resources. As a trusted full-service partner, Ameresco shows the way by reducing energy use and delivering diversified generation solutions to Federal, state and local governments, utilities, educational and healthcare institutions, housing authorities, and commercial and industrial customers. Headquartered in Framingham, MA, Ameresco has more than 1,500 employees providing local expertise in North America and Europe. For more information, visit www.ameresco.com.

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Eric Prouty, AdvisIRy Partners, 212.750.5800, eric.prouty@advisiry.com
Lynn Morgen, AdvisIRy Partners, 212.750.5800, lynn.morgen@advisiry.com

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline, visibility, backlog, pending agreements, financial guidance including estimated future revenues, net income, adjusted EBITDA, Non-GAAP EPS, gross margin, effective tax rate, interest rate, depreciation, tax attributes and capital investments, as well as statements about our financing plans, the impact the IRA, the impact of policies and regulatory changes implemented by the new U.S. administration, supply chain disruptions, shortage and cost of materials and labor, and other macroeconomic and geopolitical challenges; the impact from a possible change in accounting principle; our expectations related to our agreement with SCE including the impact of delays and any requirement to pay liquidated damages, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward looking statements as a result of various important factors, including: demand for our energy efficiency and renewable energy solutions; the timing of, and ability to, enter into contracts for awarded projects on the terms proposed or at all; the timing of work we do on projects where we recognize revenue on a percentage of completion basis; the ability to perform under signed contracts without delay and in accordance with their terms and the potential for liquidated and other damages we may be subject to; the fiscal health of the government and the risk of government shutdowns and reductions in the federal workforce; our ability to complete and operate our projects on a profitable basis and as committed to our customers; our cash flows from operations and our ability to arrange financing to fund our operations and projects; our customers’ ability to finance their projects and credit risk from our customers; our ability to comply with covenants in our existing debt agreements; the impact of macroeconomic challenges, weather related events and climate change; our reliance on third parties for our construction and installation work; availability and cost of labor and equipment particularly given global supply chain challenges, tariffs and global trade conflicts; global supply chain challenges, component shortages and inflationary pressures; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the output and performance of our energy plants and energy projects; cybersecurity incidents and breaches; regulatory and other risks inherent to constructing and operating energy assets; the effects of our acquisitions and joint ventures; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; the addition of new customers or the loss of existing customers; market price of our Class A Common stock prevailing from time to time; the nature of other investment opportunities presented to our Company from time to time; risks related to our international operation and international growth strategy; and other factors discussed in our most recent Annual Report on Form 10-K and our quarterly reports on Form 10-Q. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$108,516	$79,271
Restricted cash	69,706	62,311
Accounts receivable, net	256,961	153,362
Accounts receivable retainage	39,843	33,826
Unbilled revenue	644,105	636,163
Inventory	11,556	13,637
Prepaid expenses and other current assets	145,906	123,391
Income tax receivable	1,685	5,775
Project development costs, net	22,856	20,735
Total current assets	1,301,134	1,128,471
Federal ESPC receivable	609,128	609,265
Property and equipment, net	11,040	17,395
Energy assets, net	1,915,311	1,689,424
Goodwill, net	66,305	75,587
Intangible assets, net	8,814	6,808
Right-of-use assets, net	80,149	58,586
Restricted cash, non-current portion	20,156	12,094
Deferred income tax assets, net	56,523	26,411
Other assets	89,948	89,735
Total assets	$4,158,508	$3,713,776

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portions of long-term debt and financing lease liabilities, net	$149,363	$322,247
Accounts payable	529,338	402,752
Accrued expenses and other current liabilities	107,293	108,831
Current portions of operating lease liabilities	10,536	13,569
Deferred revenue	91,734	52,903
Income taxes payable	744	1,169
Total current liabilities	889,008	901,471
Long-term debt and financing lease liabilities, net of current portion, unamortized discount and debt issuance costs	1,483,900	1,170,075
Federal ESPC liabilities	555,396	533,054
Deferred income tax liabilities, net	2,223	4,479
Deferred grant income	6,436	6,974
Long-term operating lease liabilities, net of current portion	59,479	42,258
Other liabilities	114,454	82,714
Commitments and contingencies

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS - (Continued)
(In thousands, except share amounts)

	December 31,
	2024	2023
Redeemable non-controlling interests, net	$2,463	$46,865
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2024 and 2023	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 36,603,048 shares issued and 34,501,213 shares outstanding at December 31, 2024, 36,378,990 shares issued and 34,277,195 shares outstanding at December 31, 2023	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2024 and 2023	2	2
Additional paid-in capital	378,321	320,892
Retained earnings	652,561	595,911
Accumulated other comprehensive loss, net	(5,874)	(3,045)
Treasury stock, at cost, 2,101,835 shares at December 31, 2024 and 2,101,795 at December 31, 2023	(11,788)	(11,788)
Stockholders’ equity before non-controlling interest	1,013,225	901,975
Non-controlling interests	31,924	23,911
Total stockholders’ equity	1,045,149	925,886
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$4,158,508	$3,713,776

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)
Revenues	$532,667	$441,368	$1,769,928	$1,374,633
Cost of revenues	465,877	367,192	1,513,837	1,128,204
Gross profit	66,790	74,176	256,091	246,429
Selling, general and administrative expenses	47,841	36,672	173,761	162,138
Gain on sale of business, net	38,007	—	38,007	—
Asset impairments	12,384	3,831	12,384	3,831
Earnings from unconsolidated entities	68	402	792	1,758
Operating income	44,640	34,075	108,745	82,218
Interest and other expenses, net	23,406	16,066	74,805	43,949
Income before income taxes	21,234	18,009	33,940	38,269
Income tax benefit	(16,676)	(15,083)	(20,000)	(25,635)
Net income	37,910	33,092	53,940	63,904
Net (income) loss attributable to non-controlling interests and redeemable non-controlling interests	(825)	643	2,817	(1,434)
Net income attributable to common shareholders	$37,085	$33,735	$56,757	$62,470
Net income per share attributable to common shareholders:
Basic	$0.71	$0.65	$1.08	$1.20
Diluted	$0.70	$0.64	$1.07	$1.17
Weighted average common shares outstanding:
Basic	52,463	52,247	52,380	52,140
Diluted	53,257	53,063	53,140	53,228

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$53,940	$63,904
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation of energy assets, net	82,114	59,390
Depreciation of property and equipment	4,963	4,155
Amortization of debt discount and debt issuance costs	5,151	4,201
Amortization of intangible assets	2,134	2,366
Increase in contingent consideration	149	347
Accretion of ARO liabilities	332	258
Impairment of goodwill	—	2,222
Provision for bad debts	1,340	356
Impairment of long-lived assets / loss on disposal	12,815	1,710
Gain on sale of business, net of transaction costs	(38,007)	—
Non-cash project revenue related to in-kind leases	(4,164)	(3,164)
Earnings from unconsolidated entities	(792)	(1,758)
Net gain from derivatives	(1,027)	(1,108)
Stock-based compensation expense	14,130	10,318
Deferred income taxes, net	(24,315)	(27,602)
Unrealized foreign exchange loss (gain)	2,216	(368)
Changes in operating assets and liabilities:
Accounts receivable	(96,867)	52,647
Accounts receivable retainage	(14,342)	4,337
Federal ESPC receivable	(158,937)	(260,378)
Inventory, net	2,081	581
Unbilled revenue	54,953	(13,211)
Prepaid expenses and other current assets	22,576	(41,125)
Project development costs	(3,255)	(5,486)
Other assets	(5,287)	(6,896)
Accounts payable, accrued expenses, and other current liabilities	143,776	53,238
Deferred revenue	50,738	26,202
Other liabilities	7,504	3,559
Income taxes receivable, net	3,679	1,314
Cash flows from operating activities	117,598	(69,991)
Cash flows from investing activities:
Purchases of property and equipment	(4,291)	(5,713)
Capital investment in energy assets	(416,992)	(538,418)
Capital investment in major maintenance of energy assets	(17,063)	(7,636)
Grant award received on energy asset	400	—
Net proceeds from sale of business	54,249	—
Net proceeds from sale of equity investment	13,091	—
Acquisitions, net of cash received	—	(9,182)

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)
(In thousands)

	Year Ended December 31,
	2024	2023
Contributions to equity and other investments	(11,757)	(5,429)
Loans to joint venture investments	—	(565)
Purchases of subsurface land easements	(4,274)	—
Cash flows from investing activities	(386,637)	(566,943)

Cash flows from financing activities:
Payments on long-term corporate debt financings	(127,000)	(155,000)
Proceeds from long-term corporate debt financings	100,000	—
Payments on senior secured revolving credit facility, net	(4,900)	(43,000)
Proceeds from long-term energy asset debt financings	643,529	843,498
Payments on long-term energy asset debt and financing leases	(424,421)	(148,057)
Payment on seller's promissory note	(61,941)	—
Payments of debt discount and debt issuance costs	(15,308)	(9,315)
Proceeds from Federal ESPC projects	164,779	154,338
Net proceeds from energy asset receivable financing arrangements	6,012	14,512
Proceeds from exercises of options and ESPP	2,763	4,455
Contributions from non-controlling interest	35,407	3,738
Distributions to non-controlling interest	(1,368)	(21,842)
Distributions to redeemable non-controlling interests, net	(422)	(658)
Investment fund call option exercise	(3,186)	—
Payment of contingent consideration	—	(1,866)
Cash flows from financing activities	313,944	640,803
Effect of exchange rate changes on cash	(203)	(81)
Net increase in cash, cash equivalents, and restricted cash	44,702	3,788
Cash, cash equivalents, and restricted cash, beginning of year	153,676	149,888
Cash, cash equivalents, and restricted cash, end of year	$198,378	$153,676

Non-GAAP Financial Measures (Unaudited, in thousands)

	Three Months Ended December 31, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$364	$8,899	$1,651	$26,171	$37,085
(Less) plus: Income tax (benefit) provision	(1,096)	(26,787)	(8)	11,215	(16,676)
Plus: Other expenses, net	10,203	11,896	508	799	23,406
Plus: Depreciation and amortization	1,032	24,245	276	992	26,545
Plus: Stock-based compensation	2,974	398	180	210	3,762
Plus: Energy asset impairment charges	—	12,384	—	—	12,384
Plus: Contingent Consideration, restructuring and other charges	232	15	4	428	679
Adjusted EBITDA	$13,709	$31,050	$2,611	$39,815	$87,185
Adjusted EBITDA margin	3.3%	53.9%	9.8%	131.7%	16.4%

	Three Months Ended December 31, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$27,149	$1,333	$4,145	$1,108	$33,735
Impact from redeemable non-controlling interests	—	(299)	—	—	(299)
Less: Income tax benefit	(7,312)	(6,722)	(991)	(58)	(15,083)
Plus: Other expenses, net	4,130	11,551	110	275	16,066
Plus: Depreciation and amortization	1,202	16,304	295	733	18,534
Plus: Stock-based compensation	(1,113)	(440)	(210)	(237)	(2,000)
Plus: Energy asset and goodwill impairment charges	2,222	1,609	—	—	3,831
Plus: Contingent Consideration, restructuring and other charges	76	21	2	56	155
Adjusted EBITDA	$26,354	$23,357	$3,351	$1,877	$54,939
Adjusted EBITDA margin	7.6%	53.3%	13.7%	7.1%	12.4%

	Year Ended December 31, 2024
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$1,779	$13,981	$12,252	$28,745	$56,757
Impact from redeemable non-controlling interests	—	(3,766)	—	—	(3,766)
Plus (less): Income tax provision (benefit)	1,762	(34,170)	588	11,820	(20,000)
Plus: Other expenses, net	25,235	45,715	1,511	2,344	74,805
Plus: Depreciation and amortization	3,929	80,849	1,232	3,201	89,211
Plus: Stock-based compensation	10,687	1,703	850	890	14,130
Plus: Energy asset impairment charges	—	12,384	—	—	12,384
Plus: Contingent Consideration, restructuring and other charges	1,162	116	19	523	1,820
Adjusted EBITDA	$44,554	$116,812	$16,452	$47,523	$225,341
Adjusted EBITDA margin	3.3%	54.8%	15.5%	42.6%	12.7%

	Year Ended December 31, 2023
Adjusted EBITDA:	Projects	Energy Assets	O&M	Other	Consolidated
Net income attributable to common shareholders	$39,263	$12,992	$7,965	$2,250	$62,470
Impact from redeemable non-controlling interests	—	570	—	—	570
(Less) plus: Income tax (benefit) provision	(15,717)	(10,642)	345	379	(25,635)
Plus: Other expenses, net	14,257	27,701	669	1,322	43,949
Plus: Depreciation and amortization	4,103	58,455	1,218	2,135	65,911
Plus: Stock-based compensation	7,516	1,343	694	765	10,318
Plus: Energy asset and goodwill impairment charges	2,222	1,609	—	—	3,831
Plus: Contingent consideration, restructuring and other charges	1,223	69	17	267	1,576
Adjusted EBITDA	$52,867	$92,097	$10,908	$7,118	$162,990
Adjusted EBITDA margin	5.3%	51.5%	11.8%	7.0%	11.9%

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Non-GAAP net income and EPS:
Net income attributable to common shareholders	$37,085	$33,735	$56,757	$62,470
Adjustment for accretion of tax equity financing fees	(27)	(27)	(107)	(108)
Impact from redeemable non-controlling interests	—	(299)	(3,766)	570
Plus: Goodwill impairment	—	2,222	—	2,222
Plus: Energy asset impairment	12,384	1,609	12,384	1,609
Plus: Contingent consideration, restructuring and other charges	679	155	1,820	1,576
Income tax effect of Non-GAAP adjustments	(3,396)	(649)	(3,692)	(1,018)
Non-GAAP net income	$46,725	$36,746	$63,396	$67,321

Diluted net income per common share	$0.70	$0.64	$1.07	$1.17
Effect of adjustments to net income	0.18	0.05	0.13	0.09
Non-GAAP EPS	$0.88	$0.69	$1.20	$1.26

Adjusted cash from operations:
Cash flows from operating activities	$18,376	$(29,570)	$117,598	$(69,991)
Plus: proceeds from Federal ESPC projects	35,380	47,035	164,779	154,338
Adjusted cash from operations	$53,756	$17,465	$282,377	$84,347

Other Financial Measures (In thousands) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
New contracts and awards:
New contracts	$1,093,914	$477,280	$2,527,854	$1,276,660
New awards (1)	$711,845	$519,600	$2,246,669	$2,193,225

(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
Year Ended December 31, 2025
	Low	High
Operating income (1)	$113 million	$132 million
Depreciation and amortization	$103 million	$105 million
Stock-based compensation	$14 million	$16 million
Income attributable to non-controlling interest	$(5) million	$(8) million
Adjusted EBITDA	$225 million	$245 million
(1) Although net income is the most directly comparable GAAP measure, this table reconciles adjusted EBITDA to operating income because we are not able to calculate forward-looking net income without unreasonable efforts due to significant uncertainties with respect to the impact of accounting for our redeemable non-controlling interests and taxes.

Exhibit A: Non-GAAP Financial Measures
We use the Non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These Non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these Non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Non-GAAP Financial Measures and Non-GAAP Financial Guidance in the tables above.

We understand that, although measures similar to these Non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net income attributable to common shareholders, including impact from redeemable non-controlling interests, before income tax (benefit) provision, other expenses net, depreciation, amortization of intangible assets, accretion of asset retirement obligations, stock-based compensation expense, energy asset and goodwill impairment, contingent consideration, restructuring and other charges, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar Non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar Non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, stock-based compensation expense, impact from redeemable non-controlling interests, contingent consideration, restructuring and asset impairment charges. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define Non-GAAP net income and earnings per share (EPS) to exclude certain discrete items that management does not consider representative of our ongoing operations, including energy asset and goodwill impairment, contingent consideration, restructuring and other charges, impact from redeemable non-controlling interest, gain or loss on sale of equity investment, and gain or loss upon deconsolidation of a variable interest entity. We consider Non-GAAP net income and Non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus, we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.